EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 1, 2015 with respect to the financial statements of TSC UITS 13, comprising TSC BP Capital TwinLine Energy and Industrial Renaissance Portfolio, 3Q 2015, contained in Amendment No. 3 to the Registration Statement and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."



                                   /S/ GRANT THORNTON LLP

Chicago, Illinois
September 1, 2015



















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